Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004 relating to the financial statements of CONSOL Energy Inc. which appears in CONSOL Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 26, 2004